                                        VALERIE L. HANNA
                                        licensed in California & Ontario, Canada
                                        Attorney at law
TEL:  (310) 471-9759
FAX:  (310) 471-9759

October 15, 2003

Tally-Ho Ventures, Inc.
and the Persons and
Entities who become
Personnel thereof
518 Oak St. #2
Glendale, CA  91204

Ladies and Gentlemen:

     We hereby first consent to the reference to our firm in the registration statement and to having the legality opinion filed as an exhibit to the registration statement.

     This is an amendment of our opinion letter of July 1, 2003, which was an amendment of our original opinion letter dated April 11, 2003 which was filed as an exhibit to your SB-2 Registration Statement dated April 10, 2003 and initially filed with the SEC on April 18, 2003.

     We render herewith our opinion as to certain matters pursuant to your request.

     In rendering our opinion, we have examined and relied upon the following:

     (a)  The Certificate of Incorporation dated November 4, 2002 and filed
          November 21, 2002; and bylaws of the Company dated November 21, 2002;

     (b)  The materials contained in the Registration Statement of the
          Corporation, dated April 10, 2003, initially filed with the SEC April
          18, 2003, as amended (the "STATEMENT") concerning the offering of the
          Stock;

     (c)  The Certificate of the Corporation dated April 10, 2003 attached hereto as "CERTIFICAT" (the "Corporation Certificate"); and

     (d)  Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

     For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.
Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the
STATEMENT. We do not assume obligation to advise investors or their representatives beyond the opinions specifically expressed. The terms used in this opinion shall have the meaning ascribed to them in the documents relied upon in rendering our opinion.

     Based upon the foregoing assumptions, our review of the above documents, and subject to the qualifications listed herein, we are of the opinion that:

     1.  The Company is a duly organized and validly existing corporation under the laws of the State of Delaware, and will be fully authorized to transact the business in which it is engaged and in which it proposes to engage if it conducts its business as described in the STATEMENT.

________________________________________________________________________________
12361 DEERBROOK LANE, LOS ANGELES, CA  90049

                                       1

     2.  The Stocks, when issued and sold, will be validly and legally issued under the laws of the State of Delaware; provided, however, that no opinion is rendered under this paragraph 2 regarding compliance with federal or state securities or blue sky laws. The Stocks, when issued and sold upon payment of the offering price, will be fully paid and non-assessable and binding on the company in accordance with their terms.

     3.  The Stocks, when issued and sold by the Company, will conform in all material respects to all statements concerning them contained in the STATEMENT.

     4.  The disclosures contained in the STATEMENT, taken together with the
PRESIDENT's offer to each subscriber to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, Regulation S-B, as amended, assuming the receipt by each purchaser of a copy of the STATEMENT.

     Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Delaware and federal law regardless of the selected choice of law stated in any document discussed in this letter.

     Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

     The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

                                              Very truly yours,

                                          /s/ Valerie Hanna
                                              Valerie Hanna

                                       2

                                   CERTIFICATE

Tally-Ho Ventures, Inc.
518 Oak St. #2
Glendale, CA 91204

April 10, 2003

Dear Valerie Hanna,

     We have requested that you render certain opinions regarding the legality of the securities involved in the offering of common stock shares (the "STOCKS")
in TALLY-HO VENTURES, INC. ("the COMPANY"). In order to assist in your preparation of those opinions, you may rely upon the following representations:

     1.  The STOCKS, when issued and sold by the COMPANY, will conform in all material respects to all statements concerning them contained in the Statement and any supplements and amendments thereto.

     2.  There is not in existence, pending, or threatened, any action, suit or proceeding to which the COMPANY or the PRESIDENT is or are a party, except as set forth in the statement, before any court or governmental agency or body, which might, if decided adversely, materially affect the subject matter of the
Subscription Agreement or the financial condition, business, or prospects of the COMPANY.

     3.  There has been no material adverse change in the financial condition of the COMPANY or the PRESIDENT subsequent to the date of the financial material presented in the statement.

     4.  The disclosure in the statement taken together with our offer to each subscriber to provide access to additional information are sufficient to satisfy the "information requirements" of Regulation S-B under the Securities Act of
1933, as amended, assuming the receipt by each purchaser of a copy of the statement.

     5.  No stop order or other order enjoining the offer, sale, or offer for sale of the Shares or enjoining the use of the statement in connection with the offer, offer for sale, or sale of the Shares has been issued and no proceedings for such purposes are pending or are, to our knowledge, contemplated by the
Securities and Exchange Commission under the Securities Act of 1933, as amended, or by any state securities administrator.

     6.  Neither the statement nor any other offering documentation, including all applications for qualification or registration filed pursuant to state "blue sky" or securities laws with respect to the offering of Stock, prepared on behalf of the Corporation, including any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement made, in light of the circumstances in which it was made, not misleading.

                                         Yours very truly,

                                         TALLY-HO VENTURES, INC.

                                     /s/ Tal Kapelner, President
                                     By: Tal Kapelner, President